UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 23, 2008

OASIS ONLINE TECHNOLOGIES CORP

(Exact name of registrant as specified in its charter)

Minnesota	000-17064	41-1430130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 E. Falcon Drive, Suite 213  Mesa, AZ 85215
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 634-5840
________________________________________________________
(Former name or former address, if changed since last report.)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 23, 2007, Oasis Online Technologies Corp (the "Company") entered into a Line of Credit Funding Agreement with TranSend International, Inc. (TranSend) whereby the Company will make available to TranSend up to one hundred thousand dollars ($100,000) in an available Line of Credit to be used for the working capital needs of TranSend. The Line of Credit bears interest at an annual rate of ten percent on the outstanding monthly balance.

TranSend will give the Company ten days advance notice prior to requesting funds (when possible) so that not all funds will be advanced at any one time. The funds are to be used for general working capital which will include, but not be limited to, the hiring and retention of auditors and attorneys. The agreement expires upon the earlier of (i)mutual agreement between the parties or (ii) December 31, 2008. A copy of the agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Line of Credit Funding Agreement, dated April 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Online Technologies Corp

April 28, 2008	By:	/s/ Erik Cooper
Erik Cooper
Chief Executive Officer